UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 24, 2008

NETBANK, INC.
(Exact name of registrant as specified in its charter)

Georgia	0-22361	58-2224352
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

333 Sandy Springs Circle, Suite 106 Atlanta, GA		30328
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code 404-256-4555

Not applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) On March 24, 2008, David W. Johnson, Jr. resigned as a member of the Board of Directors of NetBank, Inc. (the “Company”).  Mr. Johnson’s resignation was effective March 31, 2008 and was not due to any disagreement with the Company.

Item 7.01. Regulation FD Disclosure.

The information contained in this Current Report on Form 8-K that is furnished under this Item 7.01, including the accompanying Exhibits 99.1 and 99.2, is being furnished pursuant to Item  7.01 of Form 8-K and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that section. The information contained in this Current Report on Form 8-K that is furnished under this Item  7.01, including the accompanying Exhibits 99.1 and 99.2, shall not be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof, except as shall be expressly set forth by specific reference in such a filing.

As previously reported, on September 28, 2007, the Company filed a voluntary petition for relief under Chapter 11 of the United States Bankruptcy Code (the “Bankruptcy Code”) in the United States Bankruptcy Court for the Middle District of Florida, Jacksonville Division (the “Bankruptcy Court”).  The case has been designated as In re NetBank, Inc., Case Number 07-04295-JAF. The Company continues to operate and manage its properties as a debtor-in-possession under the jurisdiction of the Bankruptcy Court and in accordance with the applicable provisions of the Bankruptcy Code and orders of the Bankruptcy Court.

On May 19, 2008, the Company filed with the Bankruptcy Court a proposed Liquidating Plan of Reorganization (the “Liquidating Plan”) and a related proposed form of Disclosure Statement (the “Disclosure Statement”) that, in final form, the Company would circulate to holders of claims and interests to solicit approval of the Liquidating Plan. The Liquidating Plan and the Disclosure Statement are furnished as Exhibits 99.1 and 99.2, respectively, to this Current Report of Form 8-K.

The Disclosure Statement remains subject to amendment and completion and both the Liquidating Plan and the Disclosure Statement remain subject to the approval of the Bankruptcy Court.  The Disclosure Statement includes a summary of the process for approval of the Liquidating Plan. The Bankruptcy Court has not yet scheduled a hearing on the adequacy of the Disclosure Statement or on confirmation of the Liquidating Plan.

The Disclosure Statement has been prepared in accordance with Section 1125 of the U.S. Bankruptcy Code and Rule 3016 of the Federal Rules of Bankruptcy Procedure and not in accordance with federal or state securities laws or other rules governing disclosure outside the context of Chapter 11 of the U.S. Bankruptcy Code.  The Liquidating Plan and the Disclosure Statement have been prepared solely for the purpose of complying with the requirements of the U.S. Bankruptcy Code and the Federal Rules of Bankruptcy Procedure and should not be used for investment purposes.  The Company has attempted to be accurate in all material respects in preparing the Liquidating Plan and the Disclosure Statement.  However, the Company is unable to warrant or represent that all of the information contained in the Liquidating Plan and the Disclosure Statement is without error. Therefore, the Company cautions readers not to place undue reliance upon the Liquidating Plan or the Disclosure Statement.  Any information in the Liquidating Plan or the Disclosure Statement should not be viewed as indicative of future results. The statements made in the Disclosure Statement are made only as of the date thereof, and there can be no assurance that the statements contained in the Disclosure Statement will be correct at any subsequent time.

The Company believes that its equity securities have and will have no value and that any Chapter 11 plan approved by the Bankruptcy Court is highly unlikely to provide the Company’s stockholders with any distributions.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.  The following exhibits are furnished herewith:

Exhibit Number	Description of Exhibit
99.1

NetBank, Inc. proposed form of Disclosure Statement as filed with the United States Bankruptcy Court for the Middle District of Florida, Bankruptcy Division, in Jacksonville, Florida on May 19, 2008 (furnished pursuant to Item 7.01)

99.2

NetBank, Inc. proposed Liquidating Plan of Reorganization as filed with the United States Bankruptcy Court for the Middle District of Florida, Bankruptcy Division, in Jacksonville, Florida on May 19, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NETBANK, INC.
Date: May 21, 2008

	By:	/s/ Lee N. Katz
Lee N. Katz
Chief Restructuring Officer